                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                           SYMBOL TECHNOLOGIES, INC.

      FIRST: The name of the corporation is Symbol Technologies, Inc. (the "Corporation").

      SECOND: The address of the registered office of the Corporation in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the "GCL").

      FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is fifty million (50,000,000) consisting of forty million (40,000,000) shares of common stock, par value $.01 per share (the "Common Stock"), and ten million (10,000,000) shares of preferred stock, par value $1.00 per share (the "Preferred Stock").

      (b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, the number of shares constituting any such series and the designation thereof, and any other relative rights, preferences or limitations of the shares of such class or series, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     (c) Except as otherwise provided by statute, or in the resolution or resolutions of the Board of Directors of the Corporation authorizing the issuance of a class or a series of Preferred Stock and fixing and determining the voting rights of the shares of any such class or series, the only class of capital stock of the Corporation entitled to voting rights for any purpose shall be the Common Stock, the holders of which shall have one vote for each share held by them of record.

     FIFTH: (a) The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, the number of which, subject to any right of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, shall be fixed from time to time by the Board of Directors pursuant to the Bylaws of the Corporation.

     (b) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office. Any director elected in accordance with the preceding sentence of this paragraph (b) of this Article FIFTH shall hold office until the next meeting of stockholders at which the election of directors is in the regular course of business and until such director's successor has been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     SIXTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct, or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon.

     EIGHTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article EIGHTH.

     NINTH: The incorporator is Leonard H. Goldner, whose business address is, c/o Shereff, Friedman, Hoffman & Goodman, 919 Third Avenue, New York, New York 10022.

     I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 18th day of August, 1987.

                                        /s/ Leonard H. Goldner
                                        ----------------------------------------
                                        Leonard H. Goldner
                                        Incorporator

                             CERTIFICATE OF MERGER

                                       OF

               SYMBOL TECHNOLOGIES, INC., a New York corporation

                                      INTO

               SYMBOL TECHNOLOGIES, INC., a Delaware corporation

                       Pursuant to Section 252(c) of the
                        Delaware General Corporation Law

     It is hereby certified, on behalf of each of the constituent corporations herein named, as follows:

     FIRST: The name and state of incorporation of each of the constituent corporations to the merger are as follows:


          Name                            State of Incorporation
          ----                            ----------------------
Symbol Technologies, Inc.                       New York
Symbol Technologies, Inc.                       Delaware

     SECOND: An Agreement and Plan of Merger, dated as of August 31, 1987, by and between each of the constituent corporations (the "Merger Agreement"), has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with Section 252(c) of the Delaware General Corporation Law.

   THIRD: The name of the surviving corporation in the Merger is Symbol Technologies, Inc., a Delaware corporation ("Symbol Delaware").

   FOURTH: The Certificate of Incorporation of Symbol Delaware shall be the Certificate of Incorporation of the surviving corporation.

   FIFTH: The executed Merger Agreement is on file at the principal place of business of Symbol Delaware; the address of the principal place of business of Symbol Delaware is as follows:

      116 Wilbur Place
      Bohemia, New York 11716

   SIXTH: A copy of the Merger Agreement will be furnished by Symbol Delaware, on request and without cost, to any stockholder of either of the constituent corporations.

   SEVENTH: The authorized capital stock of each constituent corporation which is not a corporation of the State of Delaware is:

                                                  Number of
                                                  Shares of
         Name of                                 Authorized
       Corporation                 Class        Capital Stock     Par Value
       -----------                 -----        -------------     ---------
Symbol Technologies, Inc.,    Common Stock      40,000,000        $.01
a New York corporation
                              Preferred Stock   10,000,000        1.00

     EIGHTH: The effective date of the Merger shall be November 20, 1987.

     IN WITNESS WHEREOF, this Certificate is hereby executed this 17th day of November, 1987.


Attest:                                 SYMBOL TECHNOLOGIES, INC.,
                                        a New York corporation


/s/ Dorothy Sabatino                    By: /s/ Jerome Swartz
-------------------------                  -----------------------------
Dorothy Sabatino                           Dr. Jerome Swartz
Assistant Secretary                        Chairman of the Board
                                           of Directors


                                        SYMBOL TECHNOLOGIES, INC.,
                                        a Delaware corporation



/s/ Raymond R. Martino                  By: /s/ Jerome Swartz
-------------------------                  -----------------------------
Raymond R. Martino                         Dr. Jerome Swartz
Assistant Secretary                        Chairman of the Board
                                           of Directors

Certificate of Merger of the "SYMBOL TECHNOLOGIES, INC." a corporation organized and existing under the laws of the State of New York merging with and into the "SYMBOL TECHNOLOGIES, INC." a corporation organized and existing under the laws of the State of Delaware under the name of "SYMBOL TECHNOLOGIES, INC." as received and filed in this office the twentieth day of November A.D. 1987 at 9 o'clock A.M.

     And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                           SYMBOL TECHNOLOGIES, INC.


It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is

         Symbol Technologies, Inc.

      2. The certificate of incorporation of the Corporation is hereby amended by striking out Section (a) of Article FOUR thereof and by substituting in lieu of said Section the following new Section:

           "FOURTH. The total number of shares of stock which the Corporation shall have the authority to issue is one hundred and ten million (110,000,000), consisting of one hundred million (100,000,000) shares of common stock, par value $.01 per share (the "Common Stock") and ten million (10,000,000) shares of preferred stock, par value $1.00 per share (the "Preferred Stock")."

           Sections (b) and (c) of Article FOUR remain unchanged.

      3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Signed on April 29th, 1996



                                             /s/ JEROME SWARTZ
                                             -----------------------------------
                                             Jerome Swartz
                                             Chairman of the Board and
                                             Chief Executive Officer


Attest:



                                             /s/ LEONARD H. GOLDNER
                                             -----------------------------------
                                             Leonard H. Goldner
                                             Senior Vice President,
                                             General Counsel and Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           SYMBOL TECHNOLOGIES, INC.

It is hereby certified that:

     1. The name of the corporation (hereinafter the "Corporation") is Symbol Technologies, Inc.

     2. The certificate of incorporation of the Corporation is hereby amended by striking out Section (a) of Article FOUR thereof and by substituting in lieu of said section the following new Section:

         "FOURTH. The total number of shares of stock which the Corporation shall have the authority to issue is three hundred and ten million (310,000,000), consisting of three hundred million (300,000,000) shares of common stock, par value $.01 per share (the "Common Stock") and ten million (10,000,000) shares of preferred stock, par value $1.00 per share (the "Preferred Stock")."

         Sections (b) and (c) of Article FOUR remain unchanged.

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Signed on May 10, 1999


                                       /s/ Jerome Swartz
                                       ----------------------------------------
                                       Jerome Swartz
                                       Chairman of the Board and
                                       Chief Executive Officer


Attest:

                                       /s/ Leonard H. Goldner
                                       ----------------------------------------
                                       Leonard H. Goldner
                                       Senior Vice President,
                                       General Counsel and Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           SYMBOL TECHNOLOGIES, INC.


It is hereby certified that:

     1. The name of the corporation (hereinafter the "Corporation") is Symbol Technologies, Inc.

     2. The certificate of incorporation of the Corporation is hereby amended by striking out Section (a) of Article FOUR thereof and by substituting in lien of said section the following new Section:

          "FOURTH, The total number of shares of stock which the Corporation shall have the authority to issue is six hundred and ten million (610,000,000), consisting of six hundred million (600,000,000) shares of common stock, par value $.01 per share (the "Common Stock") and ten million (10,000,000) shares of preferred stock, par value $1.00 per share (the "Preferred Stock").

          Sections (b) and (c) of Article FOUR remain unchanged.

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Signed as of May 22, 2001



                                           /s/ Tomo Razmilovic
                                           -------------------------
                                           Tomo Razmilovic
                                           Chief Executive Officer and President



Attest:
                                           /s/ Leonard H. Goldner
                                           --------------------------
                                           Leonard H. Goldner
                                           Executive Vice President,
                                           General Counsel and Secretary






                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/24/2001
                                                           010532928 - 2136017